Exhibit 10.1

Securities Purchase Agreement

Dated December 17, 2012

among

PostRock Energy Corporation,

White Deer Energy L.P.,

White Deer Energy TE L.P.

and

White Deer Energy FI L.P.

LIST OF ANNEXES AND SCHEDULES

ANNEX A:	Form of Certificate of Designations — Series A
ANNEX B:	Form of Warrant
ANNEX C:	Form of Registration Rights Amendment
SCHEDULE 1.1:	Purchased Securities
SCHEDULE 3.1(B):	Capitalization
SCHEDULE 3.1(E):	Authorization, Enforceability

i

SECURITIES PURCHASE AGREEMENT, dated December 17, 2012 (this “Agreement”), by and among PostRock Energy Corporation, a Delaware corporation (the “Company”), White Deer Energy L.P., a Cayman Islands exempted limited partnership (“White Deer”), White Deer Energy TE L.P., a Cayman Islands exempted limited partnership (“White Deer TE”) and White Deer Energy FI L.P. a Cayman Islands exempted limited partnership (together with White Deer and White Deer TE, the “Investors” and each an “Investor”).

Recitals:

A. The Company. As of the date hereof, the Company has 100,000,000 authorized shares of Common Stock, $0.01 par value per share (“Common Stock”), and 5,000,000 authorized shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).

B. The Issuance. The Company intends to issue to the Investors in a private placement 4,577,464 shares of Common Stock (the “Purchased Common Shares”); 650 shares of its Series A Cumulative Redeemable Preferred Stock (the “Series A Shares”) having the rights, preferences and privileges set forth in the Second Amended and Restated Series A Certificate of Designations attached as Annex A hereto (the “Series A Certificate”); and warrants to purchase 4,577,464 shares of its Common Stock at an exercise price of $1.42 per share (the “Warrants” and, together with the Purchased Common Shares and the Series A Shares, the “Purchased Securities”) in the form attached as Annex B hereto, and the Investors intend to purchase from the Company the Purchased Securities.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

Purchase; Closing; Closing Transactions

1.1 Purchase. At the Closing, on the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to each Investor, and each Investor shall purchase, severally and not jointly, from the Company (collectively, the sales of all of the Purchased Securities hereunder, the “Purchase”) (a) the number of shares of Common Stock set forth opposite such Investor’s name on Schedule 1.1, for a purchase price of $1.42 per share of Common Stock (which the parties hereto agree is the consolidated closing bid price per share of Common Stock as of the date hereof) and (b) the number of Series A Shares and Warrants exercisable for the number of Warrant Shares in each case set forth opposite such Investor’s name on Schedule 1.1, for an aggregate purchase price of $10,000 per Series A Share (including the related Warrants), for an aggregate purchase price of $13,000,000, by wire transfer of immediately available funds to a bank account designated by the Company. Before January 31, 2013, the Company and the Investors shall mutually agree on the allocation of such aggregate purchase price, less the portion for the Purchased Common Shares, to the Series A Shares and the Warrants; provided that the price per Warrant Share of the Warrants shall be no less than $0.125 per share.

1.2 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase (the “Closing”) shall take place at the offices of Vinson & Elkins LLP, 666 Fifth Avenue, 26th Floor, New York, New York 10103, at 9:00 a.m., New York time, on December 20, 2012, or as soon as practicable thereafter after fulfillment or waiver of the conditions to the Closing in Section 1.3, or at such other place, time and date as shall be determined by the Investors. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

1.3 Closing Transactions. The obligation of the parties hereto to consummate the Closing is subject to the fulfillment (or waiver) at the Closing of each of the following conditions:

(i) the Company shall have duly executed and delivered to each of the Investors certificates, dated as of the Closing Date and bearing appropriate legends as hereinafter provided for, representing all of the Purchased Securities set forth opposite such Investor’s name on Schedule 1.1, in each case against payment of the aggregate purchase price therefor as set forth in Section 1.1;

(ii) the Company shall have duly executed and delivered to the Investors, and each of the Investors shall have duly executed and delivered to the Company, an Amendment No. 3 to the First Amended and Restated Registration Rights Agreement (the “Registration Rights Amendment”) in the form of Annex C;

(iii) the Company shall have delivered to the Investors a good standing certificate with respect to the Company issued by the Secretary of State of the State of Delaware, dated as of a recent date;

(iv) the Company shall have delivered to the Investors a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, (a) certifying the resolutions adopted by the Independent Majority of the board of directors of the Company approving the Transaction Documents, the Transactions and the issuance of the Purchased Securities, (b) certifying the current versions of the Certificate of Incorporation and by-laws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(v) the representations and warranties of the Company set forth in Section 3.1 and of the Investors set forth in Section 3.2 shall be true and correct in all material respects; and

(vi) the Company shall have delivered all other documents, certificates, instruments and writings reasonably requested by any of the Investors or their counsel prior to the Closing as may be necessary or advisable in connection with the consummation of any of the Transactions.

1.4 Issuance of Additional Warrants. If, on any Dividend Payment Date through December 31, 2014, dividends payable on the Series A Shares are not paid to the holders of the Series A Shares in cash but instead accrue (such amount the “Accrued and Unpaid Dividend Amount”), the Company shall issue to each such holder additional Warrants exercisable for an amount of Warrant Shares equal to (i) the Accrued and Unpaid Dividend Amount due such holder divided by (ii) $1.42. Such additional Warrants shall have an exercise price per Warrant Share equal to $1.42 and shall be issued as of the Dividend Payment Date, and the Company shall deliver duly executed additional Warrants to such holder, in the form attached as Annex B hereto, promptly after the applicable Dividend Payment Date. “Dividend Payment Date” has the meaning ascribed to it in the Series A Certificate.

ARTICLE II

Definitions

2.1 Defined Terms. For the purposes of this Agreement the following words and phrases shall have the following meanings:

(a) “2010 Purchase Agreement” means the Securities Purchase Agreement, dated September 2, 2010, by and among the Company and the Investors.

(b) “2012 Purchase Agreement” means the Stock Purchase Agreement, dated February 9, 2012, by and among the Company and the Investors.

(c) “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise. For purposes hereof, the Company’s Affiliates shall be deemed not to include the White Deer Group (as such term is defined in the 2010 Purchase Agreement, other than the Company and its Subsidiaries).

(d) “August 2012 Purchase Agreement” means the Stock Purchase Agreement, dated August 1, 2012, by and among the Company and the Investors.

(e) “Certificate of Incorporation” means the Company’s restated certificate of incorporation (together with any certificates of designation) in effect at the time as of which any determination is being made.

(f) “Governmental Entity” means any (i) federal, state, local, municipal, foreign or other government (or agency thereof), (ii) governmental, quasi-governmental or regulatory authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (iii) multinational organization or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power any nature.

(g) “Independent Majority” means a majority of the members of the board of directors of the Company who are neither Investor Directors (as such term is defined in the 2010 Purchase Agreement) nor employees of the Company.

(h) “Nasdaq” means NASDAQ OMX Group Inc.

(i) “Securities Act” means the Securities Act of 1933.

(j) “Subsidiary” means, with respect to any person, those entities of which such person owns or controls more than 50% of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent.

(k) “Transaction Documents” means, collectively, this Agreement, the Series A Certificate, the Warrants and the Registration Rights Amendment, in each case, as amended, modified or supplemented from time to time in accordance with their respective terms.

(l) “Transactions” means the transactions contemplated by the Transaction Documents, including the Purchase.

2.2 Other Terms. For purposes of this Agreement, the following terms shall have the meaning specified in the Sections indicated below:

Term	Location of Definition
Agreement	Preamble
Bankruptcy Exception	3.1(d)(i)
business day	5.12
Closing	1.2
Closing Date	1.2
Common Stock	Recital A
Company	Preamble
Investor(s)	Preamble
Investor Indemnified Parties	4.6(a)
Losses	4.6(a)
Preferred Stock	Recital A
Purchase	1.1
Purchased Securities	Recital B
Registration Rights Amendment	1.3(i)
Representative	2.3(d)
Warrant Share	3.1(d)
White Deer	Preamble
White Deer TE	Preamble

ARTICLE III

Representations and Warranties

3.1 Representations and Warranties of the Company. The Company represents and warrants to the Investors that as of the date hereof (or such other date specified herein):

(a) Organization and Authority. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as currently conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification.

(b) Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 15,551,706 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, of which 6,600 shares of Series A Cumulative Redeemable Preferred Stock are issued or outstanding and 249,214.74 shares of Series B Voting Preferred Stock are issued and outstanding. Schedule 3.1(b) sets forth all of the options, warrants and equity incentive plans of the Company, and the number of shares of Common Stock reserved for issuance pursuant to any outstanding options, warrants or equity incentive plans. The outstanding shares of the Company’s capital stock have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, are not subject to preemptive rights (and were not issued in violation of any preemptive rights) and were issued in full compliance with applicable state and federal securities laws and any rights of third parties. Except as provided in the 2010 Purchase Agreement, no person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth above or on Schedule 3.1(b), there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and, except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. The issuance and sale of the Purchased Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

(c) Purchased Common Shares and Series A Shares. The Purchased Common Shares and the Series A Shares have been duly and validly authorized, and, when issued and delivered pursuant to this Agreement, the Purchased Common Shares and the Series A Shares will be duly and validly issued, fully paid and non-assessable.

(d) Warrants and Warrant Shares. The Warrants (including any Warrants issued pursuant to Section 1.4) have been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company in accordance with their terms, and the shares of Common Stock issuable upon exercise of the Warrants (including Warrants issuable pursuant to Section 1.4) (the “Warrant Shares”) have been duly authorized and reserved for issuance upon exercise of the Warrants and when issued will be duly and validly issued, fully paid and non-assessable.

(e) Authorization, Enforceability.

(i) The Company has the corporate power and authority to execute and deliver the Transaction Documents and to carry out its obligations hereunder (which includes the issuance of the Purchased Securities and the Warrant Shares) and thereunder. The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company. The Transaction Documents are or will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

(ii) Except as set forth on Schedule 3.1(e), the execution, delivery and performance by the Company of the Transaction Documents, compliance by the Company with any of the provisions hereof or thereof and the consummation of the Transactions, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, accelerate the performance required by, or result in any payment obligations under, or result in a right of termination, acceleration or payment of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of (A) the Certificate of Incorporation or by-laws of the Company or (B) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries may be bound, or to which the Company or any of its Subsidiaries or any of the properties or assets of the Company or any of its Subsidiaries may be subject, including as a result of any change of control or similar provision (except for violations, conflicts, breaches or defaults that would not be reasonably likely to be material to the Company and its Subsidiaries, taken as a whole) or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, materially violate (x) any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree or (y) any rule related to the qualification, listing and delisting of companies on the Nasdaq Stock Market, in each case applicable to the Company or any of its Subsidiaries or any of their respective properties or assets.

(f) Other than the filing of any current report on Form 8-K and a Form D required to be filed with the Securities and Exchange Commission, and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation of the Transactions.

(g) Brokers or Finders. The Company represents as to itself, its predecessors and its Affiliates, that no agent, broker, investment banker or other firm or person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with the Purchase.

(h) No Directed Selling Efforts or General Solicitation. Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Purchased Securities.

(i) No Integrated Offering. Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Purchased Securities under the Securities Act.

(j) Private Placement. Assuming the accuracy of the representations of the Investors in Section 3.2(c), the offer and sale of the Purchased Securities to the Investors as contemplated hereby is exempt from the registration requirements of the Securities Act.

3.2 Representations and Warranties of the Investors. The Investors, jointly and severally, hereby represent and warrant to the Company that as of the date hereof:

(a) Status. Each Investor has been duly organized and is validly existing as an exempted limited partnership under the laws of the Cayman Islands, with the limited partnership power and authority to own its properties and conduct its business as currently conducted.

(b) Authorization, Enforceability.

(i) Each Investor, acting through its general partner, has the limited partnership power and authority to execute and deliver this Agreement and the Registration Rights Amendment and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by each Investor of this Agreement and the Registration Rights Amendment and the consummation of the transactions contemplated hereby and thereby have been duly authorized by such Investor’s general partner and all other necessary limited partnership acting on the part of such Investor, and no further approval or authorization is required on the part of such Investor or any other party for such authorization to be effective. This Agreement and the Registration Rights Amendment are or will be valid and binding obligations of each Investor enforceable against such Investor in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions.

(ii) The execution, delivery and performance by each Investor of this Agreement and the Registration Rights Amendment and the consummation of the transactions contemplated hereby and thereby and compliance by such Investor with any of the provisions hereof and thereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of such Investor under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Investor is a party or by which it may be bound, or to which such Investor or any of the properties or assets of such Investor may be subject, or (ii) violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to such Investor or any of its properties or assets.

(iii) Other than such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by any Investor in connection with the consummation by such Investor of the Purchase.

(c) Purchase for Investment. Each Investor acknowledges that the offering and sale of the Purchased Securities and the Warrant Shares have not been registered under the Securities Act or under any state securities laws. Each Investor (i) is acquiring the Purchased Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (ii) will not sell or otherwise dispose of any of the Purchased Securities or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Purchase and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of making the Purchase, and (iv) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).

(d) Company Representations. Each of the Investors acknowledges and agrees that (1) other than as expressly set forth in Section 3.1 hereof, neither the Company nor any of its directors, officers, shareholders, employees, Affiliates, agents, advisors or representatives (collectively, “Representatives”) is making or has made any representations or warranties, written or oral, statutory, express or implied, concerning the Company, its Subsidiaries, their respective businesses or assets or any aspect of the Transactions and (2) such Investor has not been induced by and has not relied upon any representations, warranties or statements, whether written or oral, statutory, express or implied, made by the Company or any of its Representatives that are not expressly set forth in Section 3.1 hereof.

ARTICLE IV

Covenants and Additional Agreements

4.1 Further Assurances. At any time and from time to time after the Closing, at the request of any Investor, the Company shall execute and deliver such further documents, and perform such further acts, as may be reasonably necessary in order to effectively transfer and convey the applicable Purchased Securities and the Warrant Shares to each of the Investors, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the Transactions.

4.2 Expenses.

(a) At any time and from time to time after the Closing, the Company shall reimburse the Investors for their reasonable costs and expenses, including reasonable legal or other professional fees and expenses, and reasonable out-of-pocket due diligence expenses, incurred or made (i) in connection with this Agreement and the Transactions (including any reasonable cost and expenses incurred after the Closing to the extent related) and (ii) in connection with any amendments to the Transaction Documents. Prior to any such reimbursement, the Investors shall provide the Company with reasonably detailed invoices setting forth the expenses to be reimbursed and, within 30 days thereof, the Company shall pay the applicable amount by a wire transfer of immediately available funds as designated by the Investors.

(b) The Company shall reimburse the Investors for their reasonable out-of-pocket costs and expenses (including airfare, hotels and cab fare) incurred or made in connection with ongoing oversight of the Company during the period commencing on the date hereof and ending the later of (i) the first anniversary of the Closing Date and (ii) the first date on which the Investors, on the one hand, or the Independent Majority, on the other hand, provide good faith written notice to the other that the Investors’ ongoing oversight of the Company has ceased to provide sufficient value to the stockholders of the Company to justify such reimbursement. Prior to any such reimbursement, the Investors shall provide the Company with reasonably detailed invoices setting forth the expenses to be reimbursed and a good faith attestation that such costs were incurred in the course of conducting work for the benefit of all Company shareholders. Reimbursements shall be made within 30 days of the invoices having been presented to the Company.

4.3 Transfer Restrictions. The Purchased Securities are, and the Warrant Shares will be when issued, restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, each Investor agrees it shall not, directly or through others, offer or sell any Purchased Securities or any Warrant Shares except pursuant to a registration statement or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any transfer of Purchased Securities or Warrant Shares other than pursuant to an effective registration statement, each Investor agrees it shall notify the Company of such transfer and the Company may require such Investor to provide, prior to such transfer, such evidence that the transfer will comply with the Securities Act (including written representations and an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any securities that are to be transferred in contravention of this Agreement.

4.4 Legend. Each Investor agrees that all certificates or other instruments representing Purchased Securities or Warrant Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF THE SECURITIES PURCHASE

AGREEMENT, DATED DECEMBER 17, 2012, AS AMENDED FROM TIME TO TIME, AMONG THE ISSUER OF THESE SECURITIES AND THE INVESTORS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

In the event that (i) any Purchased Securities or Warrant Shares become registered under the Securities Act or (ii) Purchased Securities or Warrant Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall issue new certificates or other instruments representing such Purchased Securities or Warrant Shares, which shall not contain such portion of the above legend that is no longer applicable; provided that the Investors surrender to the Company the previously issued certificates or other instruments.

4.5 Sufficiency of Authorized Common Stock. During the period from the Closing Date until the date on which the Warrants (including any Warrants issuable pursuant to Section 1.4) have been fully exercised, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of shares of authorized and unissued Warrant Shares to effectuate such exercise (including all Warrant Shares underlying the Warrants issuable pursuant to Section 1.4). Nothing in this Section 4.5 shall preclude the Company from satisfying its obligations in respect of the exercise of the Warrants (including any Warrants issuable pursuant to Section 1.4) by delivery of shares of Common Stock which are held in the treasury of the Company. As soon as practicable following the Closing, the Company shall, at its expense, (a) cause the Warrant Shares (including all Warrant Shares underlying the Warrants issuable pursuant to Section 1.4) to be listed on the NASDAQ Global Market at the time they become freely transferable in the public market under the Securities Act, subject to official notice of issuance, and shall maintain such listing on the NASDAQ Global Market for so long as any Common Stock is listed on the NASDAQ Global Market and (b) use its commercially reasonable efforts to satisfy all continued listing criteria necessary to maintain the listing of the Common Stock with NASDAQ until the date that is two years following the date on which the Warrants (including any Warrants issuable pursuant to Section 1.4) have been fully exercised.

4.6 Indemnification. (a) Indemnification by the Company. From and after the Closing, the Company shall indemnify and hold harmless the Investors and their respective Affiliates and their respective directors, officers, employees and agents (the “Investor Indemnified Parties”) from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) asserted against or incurred by such Investor Indemnified Party to the extent arising out of or in connection with (i) any breach of the representations or warranties of the Company set forth in this Agreement or (ii) any breach or violation of the covenants or agreements of the Company set forth in this Agreement.

(b) Indemnification by the Purchasers. From and after the Closing, each of the Investors shall, severally but not jointly, indemnify and hold the Company harmless from and against all Losses asserted against or incurred by the Company to the extent arising out of or in connection with (i) any breach of the representations or warranties of such Investor set forth in this Agreement or (ii) any breach or violation of the covenants or agreements of such Investor set forth in this Agreement.

(c) No Duplication. Any liability for indemnification under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach or violation of more than one representation, warranty, covenant or agreement.

(d) Sole Remedy. The parties agree that the sole and exclusive remedy of any party to this Agreement or any Investor Indemnified Parties, the events giving rise to this Agreement and the transactions provided for in this Agreement (excluding, for the avoidance of doubt, the transactions provided for in the Registration Rights Amendment), shall be limited to the indemnification provisions set forth in this Section 4.6 and, in furtherance of the foregoing, each of the parties, on behalf of itself and its Affiliates, waives and releases the other parties to this Agreement (and such other parties’ Affiliates) from, to the fullest extent permitted under any applicable law, any and all rights, claims and causes of action it or its Affiliates may have against the other parties to this Agreement in connection with the events giving rise to this Agreement and the transactions provided for in this Agreement (excluding, for the avoidance of doubt, the transactions provided for in the Registration Rights Amendment), except pursuant to the indemnification provisions set forth in this Section 4.6; provided, however, that nothing herein shall limit in any way any such party’s remedies in respect of fraud, intentional misrepresentation or omission or intentional misconduct by the other parties in connection herewith or the Transactions.

(e) NO SPECIAL DAMAGES. IN NO EVENT SHALL ANY PARTY BE LIABLE UNDER THIS SECTION 4.6 OR OTHERWISE IN RESPECT OF THIS AGREEMENT (EXCLUDING, FOR THE AVOIDANCE OF DOUBT, THE REGISTRATION RIGHTS AMENDMENT) FOR EXEMPLARY, SPECIAL, PUNITIVE, INDIRECT, REMOTE, SPECULATIVE OR CONSEQUENTIAL DAMAGES EXCEPT TO THE EXTENT ANY SUCH PARTY SUFFERS SUCH DAMAGES TO AN UNAFFILIATED THIRD PARTY IN CONNECTION WITH A LOSS, IN WHICH EVENT SUCH DAMAGES SHALL BE RECOVERABLE; PROVIDED, HOWEVER, THAT THE INVESTOR INDEMNIFIED PARTIES SHALL BE ENTITLED TO RECOVER FROM THE COMPANY ANY AMOUNTS FOR LOSSES TO THE EXTENT NECESSARY TO COMPENSATE THE INVESTOR INDEMNIFIED PARTIES IN FULL FOR THE DIMINUTION IN VALUE OF ITS INVESTMENT IN THE COMPANY IF SUCH LOSSES RESULT FROM AN INDEMNIFIABLE CLAIM COVERED BY SECTION 4.6(a).

4.7 Restrictions on Sale of Common Stock. Each of the Investors agrees that the Purchased Securities and the Warrant Shares (including all Warrant Shares underlying the Warrants issuable pursuant to Section 1.4) shall be “Excluded Securities” as defined in, and for purposes of, the 2010 Purchase Agreement.

ARTICLE V

Miscellaneous

5.1 Amendment. No amendment of any provision of this Agreement shall be effective unless made in writing and signed by a duly authorized representative of each party.

5.2 Waivers. Any failure by any party to comply with any of its obligations, agreements or covenants herein may be waived by the party to whom such compliance is owed. No waiver will be effective unless it is in a writing signed by a duly authorized officer or representative of the waiving party that makes express reference to the provision or provisions subject to such waiver. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

5.3 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by PDF (Portable Document Format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.4 Governing Law; Submission to Jurisdiction, Etc. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any other jurisdiction. With respect to any lawsuit or claim arising out of or in connection with any Transaction Document, each of the parties hereto agrees (a) to submit to the personal jurisdiction of the State or Federal courts in the Borough of Manhattan, the City of New York, (b) that jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 5.6. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.5 Specific Performance. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

5.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by facsimile (transmission confirmed), or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	If to the Investors:

c/o White Deer Energy L.P.

667 Madison Ave, 4th Floor

New York, New York 10065

Attention: Thomas J. Edelman

Facsimile: (212) 888-6877

and

c/o White Deer Energy L.P.

700 Louisiana, Suite 4770

Houston, Texas 77002

Attention: James E. Saxton

Facsimile: (713) 581-6901

(b)	If to the Company:

PostRock Energy Corporation

210 Park Avenue, Suite 2750

Oklahoma City, OK 73102

Attention: Terry W. Carter

Telephone: (405) 702-7487

Facsimile: (405) 702-7756

and

PostRock Energy Corporation

210 Park Avenue, Suite 2750

Oklahoma City, OK 73102

Attention: Stephen DeGiusti

Telephone: (405) 702-7487

Facsimile: (405) 702-7756

5.7 Publicity. Except as set forth below, no public release or announcement concerning the Transactions shall be issued by the Company, its Subsidiaries or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company or its Subsidiaries) (which consents shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the affected party shall allow the other parties hereto, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. The Company shall by 8:30 a.m. (New York City time) on the fourth trading day immediately following the date of this Agreement file a Current Report on Form 8-K disclosing the execution and delivery of this Agreement as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by applicable law or the Securities and Exchange Commission or Nasdaq.

5.8 Entire Agreement, Etc. This Agreement (including the Annexes and Schedules hereto) and the other Transaction Documents constitute the entire agreement, and supersede all other prior agreements (other than the 2010 Purchase Agreement, the 2012 Purchase Agreement, the August 2012 Purchase Agreement and the agreements executed in connection therewith), understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof. For the avoidance of doubt, each of the parties hereto hereby acknowledges that the 2010 Purchase Agreement, the 2012 Purchase Agreement, and the August 2012 Purchase Agreement shall remain in full force and effect in accordance with its terms except as expressly modified herein.

5.9 Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void. This Section 5.9 applies only to an assignment of this Agreement and the rights, remedies, obligations and liabilities arising hereunder and does not apply to a sale, transfer or assignment of Purchased Securities or Warrant Shares, which is addressed in Section 4.3.

5.10 Severability. If any provision of this Agreement or the Registration Rights Amendment, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination, the parties hereto shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties hereto.

5.11 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investors (and any persons to whom an Investor has transferred its rights hereunder in accordance with this Agreement), any benefits, rights, or remedies.

5.12 Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections” or “Annexes,” such reference shall be to a Recital, Article or Section of, or Annex to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In connection with the interpretation or enforcement of this Agreement, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Time is of the essence for each and every provision of this Agreement. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean any day except a Saturday, Sunday or other day on which (i) the Nasdaq stock market is not open for trading or (ii) commercial banks in the State of New York or the State of Oklahoma are authorized or required by law or executive order to close.

* * * * *

In Witness Whereof, this Agreement has been executed by the parties hereto as of the date first herein above written.

POSTROCK ENERGY CORPORATION

By:	/s/ Terry W. Carter
Terry W. Carter
President and Chief Executive Officer

Signature Page to Securities Purchase Agreement

WHITE DEER ENERGY L.P.

By:	Edelman & Guill Energy L.P., its general partner
By:	Edelman & Guill Energy Ltd., its general partner

By:	/s/ Thomas J. Edelman
Name: Thomas J. Edelman
Title: Director

WHITE DEER ENERGY TE L.P.

By:	Edelman & Guill Energy L.P., its general partner
By:	Edelman & Guill Energy Ltd., its general partner

By:	/s/ Thomas J. Edelman
Name: Thomas J. Edelman
Title: Director

WHITE DEER ENERGY FI L.P.

By:	Edelman & Guill Energy L.P., its general partner
By:	Edelman & Guill Energy Ltd., its general partner

By:	/s/ Thomas J. Edelman
Name: Thomas J. Edelman
Title: Director

Signature Page to Securities Purchase Agreement

SCHEDULE 1.1 – PURCHASED SECURITIES

Investor	Number of Shares of Common Stock Purchased	Number of Series A Shares Purchased	Number of Warrant Shares Purchased	Aggregate Purchase Price
White Deer Energy L.P.	4,282,048	608.05	4,282,048	12,161,009
White Deer Energy TE L.P.	142,276	20.20	142,276	404,032
White Deer Energy FI L.P.	153,140	21.75	153,140	434,959

Total	4,577,464	650	4,577,464	$13,000,000

Schedule 1.1 – Purchased Securities

SCHEDULE 3.1(B) — CAPITALIZATION

1.	Options to purchase 1,112,995 shares of Common Stock and an additional 149,998 unvested restricted stock unit awards outstanding under the Company’s 2010 Long-Term Incentive Plan or assumed in the March 2010 recombination pursuant to the merger agreement governing the recombination and 60,374 vested restricted stock units with a 5 year deferred delivery date under the Company’s 2010 Long-Term Incentive Plan.

2.	Warrants to purchase a total of 28,509,151 shares of Common Stock

3.	3,771,945 shares of Common Stock available for issuance pursuant to the Company’s 2010 Long-Term Incentive Plan

4.	The 2010 Purchase Agreement and related documents provides for the issuance of additional warrants and Series B preferred stock upon the quarterly accrual of dividends. The August 2012 Purchase Agreement and related documents provides for the issuance of additional warrants upon the quarterly accrual of dividends.

SCHEDULE 3.1(E) — AUTHORIZATION; ENFORCEABILITY

NONE

ANNEX A

SECOND AMENDED AND RESTATED

CERTIFICATE OF DESIGNATIONS

OF

SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

OF

POSTROCK ENERGY CORPORATION

POSTROCK ENERGY CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The board of directors of the Corporation (the “Board of Directors”), in accordance with the provisions of the certificate of incorporation and the Bylaws of the Corporation and applicable law, at a meeting duly called and held on December 7, 2012, and the holders of a majority of the outstanding shares of Series A (as defined below) by written consent, adopted the following resolution amending and restating, effective on the date this Second Amended and Restated Certificate of Designations of Series A is filed in the office of the Secretary of State of the State of Delaware, the provisions of the Certificate of Designations of Series A Redeemable Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors and in accordance with the provisions of the certificate of incorporation of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof (in addition to those set forth in the certificate of incorporation of the Corporation that are applicable to Preferred Stock of all series), of the shares of such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “Series A Cumulative Redeemable Preferred Stock” (“Series A”). Each share of Series A shall be identical in all respects to every other share of Series A.

Section 2. Number of Shares. The authorized number of shares of Series A shall be 7,250. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and retired and revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Series A may be reissued only as shares of any series other than Series A).

Section 3. Definitions. As used herein with respect to Series A:

(a) “Additional Directors” has the meaning set forth in Section 10.

(b) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(c) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in Oklahoma City, Oklahoma or New York, New York generally are authorized or obligated by law, regulation or executive order to close.

(d) “Certificate of Designations” means this Second Amended and Restated Certificate of Designations relating to the Series A, as it may be amended from time to time.

(e) “Certification of Incorporation” means the certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

(f) “Change of Control” means the occurrence of any of the following events:

(i) the sale, lease or transfer, in one transaction or a series of related transactions, of all or substantially all of the Corporation’s assets (determined on a consolidated basis) to any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act) other than a Wholly Owned Subsidiary; provided, however, that a transaction covered by this clause (i) shall not be a Change of Control if a Specified Person is a party in the transaction; or

(ii) the consolidation or merger of the Corporation with or into any other Person or the merger of another Person with or into the Corporation, pursuant to which the holders of 100% of the total voting power of the total outstanding capital stock of the Corporation immediately prior to the consummation of such consolidation or merger do not beneficially own (within the meaning of Rule 13d-3 of the Exchange Act) in the aggregate more than 50% of the total voting power of the total outstanding capital stock of the continuing or surviving Person immediately after such transaction; provided, however, that a transaction covered by this clause (ii) shall not be a Change of Control if the parties to such transaction include a Specified Person; or

(iii) the acquisition, directly or indirectly, by any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act), other than White Deer Energy, L.P. or its affiliates, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the total voting power of the total outstanding capital stock of the Corporation; provided, however, that a transaction covered by this clause (iii) shall not be a Change of Control if the party from whom such stock is acquired in such acquisition is a Specified Person or if a Specified Person has in the aggregate beneficial ownership, immediately prior to such acquisition, of a percentage of the total outstanding capital stock of the Corporation greater than 25%; or

(iv) the first day on which a majority of the individuals who constitute the entire Board of Directors (excluding any Additional Directors) shall not be Continuing Directors.

(g) “Change of Control Payment Date” has the meaning set forth in Section 7(b)(ii).

(h) “Change of Control Price” has the meaning set forth in Section 7(f).

(i) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(j) “Continuing Directors” means individuals (i) who are directors of the Corporation on September 21, 2010 (“Incumbent Directors”), (ii) whose nomination for election or election to the Board of Directors was approved by a majority of the Incumbent Directors then still in office, or (iii) whose nomination for election or election to the Board of Directors was approved by a majority of the Incumbent Directors and the directors approved pursuant to clause (ii) then still in office.

(k) “Default” means (i) after December 31, 2014, the Corporation’s failure to pay in cash any dividend on the applicable Dividend Payment Date in accordance with Section 4 of this Certificate of Designations or (ii) any action or failure to act by the Corporation in violation of Section 6(a), Section 7 or Section 9.

(l) “Dividend Payment Date” means each September 30, December 31, March 31 and June 30, commencing on December 31, 2010.

(m) “Dividend Period” has the meaning set forth in Section 4(a).

(n) “Dividend Record Date” has the meaning set forth in Section 4(a).

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p) “Junior Stock” means the Common Stock, Series B and any other class or series of stock of the Corporation (other than Series A) that ranks junior to Series A either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(q) “Liquidation Preference” means, with respect to each share of Series A, on any date of determination, the sum of (i) $10,000 and (ii) the accrued and unpaid dividends thereon (including, if applicable as provided in Section 4(a), dividends on such amount), whether or not declared, to such date.

(r) “Original Issue Date” means the date of issuance of any share of Series A.

(s) “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

(t) “Preferred Stock” means any and all series of preferred stock, par value $0.01 per share, of the Corporation, including the Series A and Series B.

(u) Purchase Agreement” means (i) the Securities Purchase Agreement, dated as of September 2, 2010, as amended from time to time, between the Corporation, White Deer Energy

L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P., including all schedules and exhibits thereto, (ii) the Securities Purchase Agreement, dated as of August 1, 2012, as amended from time to time, between the Corporation, White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P., including all schedules and exhibits thereto, or (iii) the Securities Purchase Agreement, dated as of December 17, 2012, as amended from time to time, between the Corporation, White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P., including all schedules and exhibits thereto.

(v) “Series B” means the Corporation’s Preferred Stock designated as “Series B Voting Preferred Stock.”

(w) “Series B Certificate” means the Certificate of Designations of Series B Voting Preferred Stock relating to the Series B, as it may be amended from time to time.

(x) “Specified Person” means White Deer Energy L.P. or any of its affiliates.

(y) “Warrants” means the Warrants to purchase shares of Common Stock, issued pursuant to a Purchase Agreement, including Section 1.4 thereof.

(z) “Wholly Owned Subsidiary” means any subsidiary of the Corporation to the extent that all of the securities of any class or classes of capital stock of such subsidiary entitling the holders thereof (whether at all times or at the times that such class of capital stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such subsidiary are owned directly or indirectly by the Corporation.

Section 4. Dividends.

(a) Rate. Holders of Series A shall be entitled to receive, on each share of Series A, out of funds legally available for the payment of dividends under Delaware law, cumulative cash dividends at a per annum rate of 12% on the Liquidation Preference. Such dividends shall begin to accrue and be cumulative from the Original Issue Date of such share, shall compound on each Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date), and shall be payable in arrears (as provided in this Section 4(a)). Through December 31, 2014, dividends shall be payable only when, as and if declared by the Board of Directors. Thereafter, the Board of Directors shall declare dividends, payable on each Dividend Payment Date, subject only to the legal availability of funds for declaration and payment thereof. If any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series A on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day with the same force and effect as if made on such Dividend Payment Date. The amount of dividends payable on the Series A shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any date of determination that is not a Dividend Payment Date, actual days elapsed over a 30-day month.

Dividends that are payable on Series A on any Dividend Payment Date shall be payable to holders of record of Series A as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date (as originally scheduled) or such other record date fixed by the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on the calendar day immediately following a Dividend Payment Date (other than the initial Dividend Period with respect to any share of Series A, which shall commence on and include the Original Issue Date of such share) and shall end on and include the next Dividend Payment Date. Dividends payable in respect of a Dividend Period shall be payable in arrears on the Dividend Payment Date ending such Dividend Period.

(b) Priority of Dividends. When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable Dividend Record Date) on any Dividend Payment Date in full upon the Series A, all dividends declared on the Series A and payable on such Dividend Payment Date shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the Series A (including, if applicable as provided in Section 4(a) above, dividends on such amount) bear to each other.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series A shall be entitled to receive for each share of Series A, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other Junior Stock, payment in full in an amount equal to the Liquidation Preference of such share.

(b) Partial Payment. If in any distribution described in Section 5(a) above, the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences in full to all holders of Series A as to such distribution, the amounts paid to the holders of Series A shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series A.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series A, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series A receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation, but shall be governed by Section 7.

Section 6. Redemption.

(a) Mandatory Redemption. On March 21, 2018, the Corporation shall redeem, in whole, the shares of Series A at the time outstanding, upon notice given as provided in Section 6(c) below, at a redemption price per share equal to 100% of the Liquidation Preference of such share as of the redemption date. The redemption price for any shares of Series A shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent.

(b) Optional Redemption. From and after one year from the Original Issue Date until March 21, 2018, the Corporation, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series A at the time outstanding, upon notice given as provided in Section 6(c) below, at a redemption price per share equal to 110% of the Liquidation Preference of such share as of the redemption date, provided that the minimum number of shares of Series A redeemable at any time is the lesser of (i) 500 shares of Series A and (ii) the number of shares of Series A outstanding. The redemption price for any shares of Series A shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent.

(c) Notice of Redemption. Notice of every redemption of shares of Series A shall be given to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Series A to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Series A at the time outstanding, the shares to be redeemed shall be selected pro rata among holders of the Series A. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Offer to Purchase Upon a Change of Control.

(a) In connection with the occurrence of a Change of Control, the Corporation shall make an offer to purchase all of the shares of Series A outstanding (a “Change of Control Offer”) on the terms set forth in this Section 7. The Change of Control Offer shall be made in compliance with all applicable laws, including, without limitation (if applicable), Regulation 14E and 14D under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 7, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 7 by virtue thereof.

(b) No sooner than fifteen (15) days and within that time period, as soon as reasonably practicable, prior to the consummation, or anticipated consummation, of a Change of Control, the Corporation shall commence the Change of Control Offer by mailing to each holder of shares of Series A a notice, which shall govern the terms of the Change of Control Offer, and shall state:

(i) that the Change of Control Offer is being made pursuant to this Section 7 and that all shares of Series A tendered will be accepted for payment subject to the consummation of the Change of Control;

(ii) the Change of Control Price (as defined below) and the date until which the Corporation may accept for payment shares of Series A (the “Change of Control Payment Date”), which shall be (subject to consummation of the Change of Control) no later than forty-five (45) days after the date the Change of Control occurs;

(iii) that any shares of Series A not tendered for payment pursuant to the Change of Control Offer shall continue to accrue dividends and be redeemable in accordance with the terms hereof;

(iv) that, unless the Corporation defaults in the payment of the Change of Control Price, all shares of Series A accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends on the Change of Control Payment Date;

(v) that any holder electing to have certificates representing shares of Series A pursuant to a Change of Control Offer shall be required to surrender such certificates representing shares of Series A to the Corporation or its designated agent at the address specified in the notice prior to the close of business on the Change of Control Payment Date;

(vi) that any holder of a share of Series A shall be entitled to withdraw such election if the Corporation or its designated agent receives, not later than the close of business on the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder of such shares of Series A, the number of shares of Series A such holder delivered for purchase, and a statement that such holder is withdrawing its election to have such shares of Series A purchased;

(vii) that a holder whose shares of Series A are being purchased only in part shall be issued new shares of Series A for the unpurchased shares of Series A represented by any certificate surrendered;

(viii) the instructions that holders must follow in order to tender their shares of Series A; and

(ix) the circumstances and relevant facts regarding such Change of Control.

(c) On the Change of Control Payment Date, the Corporation shall, to the extent of funds legally available therefore and otherwise lawful, accept for payment the shares of Series A tendered and not withdrawn pursuant to the Change of Control Offer. The Corporation shall promptly mail to each holder of shares of Series A so accepted payment (or pay in person any holder presenting itself at the Corporation) in an amount equal to the purchase price for such shares, and the unpurchased shares of Series A surrendered, if any.

(d) The Corporation shall make a public announcement of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e) The Corporation shall not enter into any agreement providing for a Change of Control unless the agreement permits the Corporation or any successor entity to comply with the provisions hereof.

(f) “Change of Control Price” means an amount of cash per share of Series A equal to 110% of the Liquidation Price of such share as of the date of acceptance for payment.

Section 8. Conversion. Holders of Series A shares shall have no right to exchange or convert such shares into any other securities.

Section 9. Voting Rights.

(a) General. The holders of Series A shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Voting Rights as to Particular Matters.

(i) So long as any shares of Series A are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of a majority of the shares of Series A at the time outstanding and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(A) Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to change the rights, preferences, privileges or voting powers of the Series A;

(B) Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase or decrease the authorized amount of, any shares of Series A, or the issuance of any shares of Series A;

(C) Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking pari passu with or senior to the Series A with respect to either or both the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(D) Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or Bylaws so as to adversely affect the special rights, preferences, privileges or voting powers of the Series A;

(E) Any declaration or payment of cash dividends on any Common Stock or other Junior Stock;

(F) Any redemption or repurchase of any shares of any class or series of capital stock of the Corporation, other than the Series A and any shares of Common Stock withheld by the Corporation to pay taxes upon the granting or vesting of awards to any of its employees under any equity compensation plan of the Corporation;

(G) Any increase in the size of the Board of Directors, except as set forth in Section 10(i);

(H) Any material change in the Corporation’s business as conducted on the Original Issue Date;

provided, however, that the transactions contemplated in the Series B Certificate and the Warrant shall be permitted without any vote or consent of the holders of shares of Series A.

(c) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series A (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which the Series A is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series A has been cast or given on any matter on which the holders of shares of Series A are entitled to vote shall be determined by the Corporation by reference to the Liquidation Preference of the shares voted or covered by the consent.

Section 10. Default. Upon the occurrence of a Default, if such Default shall not have been cured within thirty (30) days after the date on which the holders of a majority of the Series A give written notice of such Default to the Corporation:

(i) the holders of a majority of the Series A shall have the right to elect two additional directors to the Board of Directors (the “Additional Directors”) to serve until the date on which such Default is cured or waived by the holders of Series A; provided that the number of any Additional Directors shall not exceed two at any time regardless of the occurrence of one or more Defaults; and

(ii) the dividend rate shall increase by 2.00% from and including the date on which the Default occurred and be continuing through but excluding the date on which the Default is cured or waived by the holders of Series A; provided that any increase in the dividend rate shall not exceed 2.00% at any time, regardless of the number of Defaults.

Section 11. Record Holders. To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of any share of Series A as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

Section 12. Notices. All notices or communications in respect of Series A shall be sufficiently given if given in writing and delivered in person or by fax, overnight or certified mail, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

Section 13. No Preemptive Rights. No share of Series A shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 14. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 15. Other Rights. The shares of Series A shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

In Witness Whereof, POSTROCK ENERGY CORPORATION has caused this certificate to be signed this 18th day of December, 2012.

POSTROCK ENERGY CORPORATION

By:
Name:	Terry W. Carter
Title:	President and Chief Executive Officer

ANNEX B

WARRANT TO PURCHASE COMMON STOCK

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF DECEMBER 17, 2012, AS AMENDED FROM TIME TO TIME, BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTORS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

WARRANT No. B

to purchase

Shares of Common Stock

POSTROCK ENERGY CORPORATION a Delaware Corporation

Issue Date:

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“2010 Purchase Agreement” means the Securities Purchase Agreement by and among PostRock Energy Corporation, White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P., dated September 2, 2010.

“Affiliate” has the meaning ascribed to it in the Purchase Agreement.

“August 2012 Purchase Agreement” means the Securities Purchase Agreement by and among PostRock Energy Corporation, White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P., dated August 1, 2012.

“Board of Directors” means the board of directors of the Corporation, including any duly authorized committee thereof.

“Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in Oklahoma City, Oklahoma or New York, New York generally are authorized or obligated by law, regulation or executive order to close.

“Common Stock” means the Corporation’s Common Stock, $0.01 par value per share.

“Corporation” means PostRock Energy Corporation, a Delaware corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Effective Date” means the Issue Date.

“Exercise Price” means $1.42.

“Expiration Time” has the meaning set forth in Section 3.

“Issue Date” has the meaning set forth in the title of this Warrant.

“Liquidation Preference” has the meaning ascribed to it in the Series A Certificate.

“Market Price” means, with respect to the Common Stock, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of the Common Stock on the Nasdaq Stock Market on such day. If the Common Stock is not traded on the Nasdaq Stock Market on any date of determination, the Market Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the Market Price of the Common Stock on that date shall mean the fair market value per share as determined by the Board of Directors, acting in good faith, in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Corporation for this purpose and certified in a resolution sent to the Warrantholder. For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the Nasdaq Stock Market or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

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“Purchase Agreement” means the Securities Purchase Agreement, dated as of December 17, 2012, as amended from time to time, between the Corporation, White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P., including all schedules and exhibits thereto.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Series A” means the Corporation’s preferred stock designated as “Series A Cumulative Redeemable Preferred Stock,” $0.01 par value per share.

“Series A Certificate” means the Certificate of Designations of Series A Cumulative Redeemable Preferred Stock relating to the Series A, as it may be amended from time to time.

“Transaction Documents” has the meaning given to it in the Purchase Agreement.

“Warrantholder” means the holder of this Warrant or its permitted assigns.

“Warrant” means this Warrant, issued pursuant to the Purchase Agreement.

2. Number of Shares; Exercise Price. This certifies that, for value received, the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Corporation, in whole or in part, after the receipt of all applicable Regulatory Approvals, up to an aggregate of             fully paid and nonassessable shares of Common Stock (each a “Share”), at a purchase price per Share equal to the Exercise Price, provided, however, if the Warrantholder provides a certificate in a form satisfactory to the Corporation representing that Warrantholder is not subject to any restrictions under the HSR Act, the Warrantholder may exercise such Warrants without filing any notification and report forms under the HSR Act.

3. Exercise of Warrant; Term.

(a) The right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the Effective Date and after the receipt of all applicable Regulatory Approvals, but in no event later than 5:00 p.m., New York City time, on the date that is ninety (90) months after the Issue Date (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Corporation located at 210 Park Avenue, Suite 2750, Oklahoma City, OK 73102 (or such other

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office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Corporation), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder by (i) tendering in cash, by certified or cashier’s check payable to the order of the Corporation, or by wire transfer of immediately available funds to an account designated by the Corporation, (ii) electing a cashless exercise pursuant to Section 3(b), or (iii) offsetting the Exercise Price against the Warrantholder’s Series A Liquidation Preference as set forth in Section 3(c).

(b) If, as of the day immediately preceding the time a Notice of Exercise is delivered to the Corporation, the Market Price of one Share is greater than the Exercise Price, in lieu of exercising this Warrant for cash, the Warrantholder may elect to receive Shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant and Notice of Exercise (which shall include notice of such election) in which event the Corporation shall issue to the Warrantholder a number of Shares computed using the following formula:

X = Y (A-B)

                            A

Where:

X = the number of Shares to be issued to the Warrantholder

Y = the number of Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised

A = the Market Price of one Share set forth above

B = the Exercise Price

(c) In lieu of exercising this Warrant for cash, the Warrantholder may elect to pay the aggregate Exercise Price payable for the Shares being purchased by delivering to the Corporation for cancellation such number of shares of Series A held by the Warrantholder having an aggregate Liquidation Preference equal to such aggregate Exercise Price as of the date of such payment.

(d) If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Corporation within a reasonable time, and in any event not exceeding five business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Warrantholder will have first received any applicable Regulatory Approvals.

4. Forced Exercise.

(a) After the Effective Date, if the Conditions to Forced Exercise have been satisfied, the Corporation may force exercise of this Warrant by the Warrantholder, in whole or in part, as set forth in this Section 4, by delivering to the Warrantholder a notice thereof in the form annexed

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hereto (“Forced Exercise Notice”), duly completed and executed on behalf of the Corporation. The aggregate number of Shares to be exercised with respect to all warrants issued pursuant to the Purchase Agreement, the August 2012 Purchase Agreement and the 2010 Purchase Agreement, including this Warrant (the “Forced Shares”), shall not be less than 750,000 or greater than 50% of the trading volume of the Common Stock during the twenty (20) trading days preceding the date of the Forced Exercise Notice. Within forty (40) business days after receipt of the Forced Exercise Notice, the Warrantholder shall deliver to the Corporation a Notice of Exercise as set forth in Section 3(a) for the Forced Shares applicable to this Warrant. If at any time prior to the delivery of the Notice of Exercise by the Warantholder, the Conditions to Forced Exercise cease to be met, the Forced Exercise Notice shall be deemed to have been revoked.

(b) In no event shall the Warrantholder be forced to exercise in excess of 50% of all Shares issuable hereunder nor shall the Corporation be permitted to deliver more than one Forced Exercise Notice in any three (3) month period. If the Corporation forces an exercise pursuant to this Section 4, it must then simultaneously take the same action in the same proportion with respect to any other warrants issued pursuant to the Purchase Agreement.

(c) For purposes of this Section 4:

“Conditions to Forced Exercise” means that each of the following conditions have been met: (i) the Weighted Average Price of the Common Stock exceeds 300% of the Exercise Price (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the Issue Date) for the thirty (30) consecutive trading days immediately preceding the date of delivery of the Forced Exercise Notice; (ii) a registration statement is effective and available for the resale of all remaining Common Stock issuable upon exercise of the Warrants; (iii) the Common Stock is designated for quotation on the NASDAQ Global Market or another U.S. national securities exchange and must not have been suspended from trading on such market nor shall delisting or suspension by such market been threatened or pending either (A) in writing by such market, or (B) by falling below the minimum listing maintenance requirements of such market; and (iv) the Corporation otherwise must be in material compliance with and must not have breached in any material respect any provision, covenant, representation or warranty of any Transaction Document that remains uncured.

“Weighted Average Price” means, with respect to the Common Stock as of any date, the dollar volume-weighted average price for such security on the NASDAQ Global Market or, if the Common Stock is no longer traded on the NASDAQ Global Market, the principal U.S. national securities exchange on which the Common Stock is then traded, during the period beginning at 9:30:01 a.m., New York Time (or such other time as the NASDAQ Global Market or such exchange publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the NASDAQ Global Market or such exchange publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions.

5. Issuance of Shares; Authorization; Listing. Subject to compliance with the transfer restrictions applicable to this Warrant and the Shares pursuant to the provisions hereof and the Purchase Agreement, certificates for Shares issued upon exercise of this Warrant shall be issued

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in such name or names as the Warrantholder may designate and shall be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised and the Exercise Price for the Shares thereby purchased has been duly delivered, in accordance with the terms of this Warrant. The Corporation hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, except as otherwise provided herein, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Shares so issued shall be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Corporation in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Corporation may then be closed or certificates representing such Shares may not be actually delivered on such date. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Corporation shall (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Corporation shall use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded. The Corporation and the Warrantholder shall reasonably cooperate to take such other actions as are necessary to obtain (i) any Regulatory Approvals applicable to Warrantholder’s exercise of its rights hereunder, including with respect to the issuance of the Shares and (ii) any regulatory approvals applicable to the Corporation as a result of the issuance of the Shares.

6. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the Exercise Price for such fractional share; provided, however, that the Corporation may, at its option, round up to the nearest whole share of Common Stock in lieu of any cash payment.

7. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Corporation prior to the date of exercise hereof. The Corporation shall at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

8. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation.

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9. Transfer/Assignment.

(a) Subject to compliance with clauses (b) and (c) of this Section 9, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Corporation, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Corporation described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 9 shall be paid by the Corporation.

(b) Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 4.3 of the Purchase Agreement.

(c) If and for so long as required by the Purchase Agreement, this Warrant Certificate shall contain a legend as set forth in Section 4.4 of the Purchase Agreement.

10. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Corporation, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Corporation shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

11. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

12. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

13. Rule 144 Information. The Corporation shall use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Corporation is not required to file such reports, it shall, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it shall use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the

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Purchase Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Corporation will deliver to such Warrantholder a written statement that it has complied with such requirements.

14. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

(a) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(b) Reorganization, Consolidation, Merger and Other Changes. In case of any capital reorganization or change in the Common Stock of the Corporation (other than as a result of a subdivision, combination, or stock dividend provided for in Section 14(a) above), or consolidation or merger of the Corporation with or into another entity, or the sale of all or substantially all of its assets to another entity shall be effected in such a way that holders of the Corporation’s Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, change, consolidation, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same from the Corporation or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, change, consolidation, merger or sale by a holder of the same number of shares of Common Stock as were purchasable by the Warrantholder immediately prior to such reclassification, reorganization, change, consolidation, merger or sale. In any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

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(c) Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 14, the Corporation shall forthwith file at the principal office of the Corporation a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Corporation shall also cause a copy of such statement to be sent to each Warrantholder at the address appearing in the Corporation’s records.

15. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the non-exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, The City of New York, (b) that non-exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 3 hereof. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to the Transaction Documents or the transactions contemplated hereby or thereby.

16. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Corporation.

17. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Corporation and the Warrantholder.

18. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Corporation, to:

PostRock Energy Corporation

210 Park Avenue, Suite 2750

Oklahoma City, OK 73102

Attention: Chief Executive Officer

Telephone: (405) 702-7487

Facsimile: (405) 702-7756

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with a copy to (which copy alone shall not constitute notice):

Baker Botts LLP

1500 San Jacinto Center

98 San Jacinto Boulevard

Austin, Texas 78701-4078

United States of America

Attention: Laura L. Tyson

Facsimile: 512.322.8377

19. Entire Agreement. This Warrant and the Transaction Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed by a duly authorized officer.

POSTROCK ENERGY CORPORATION

By:
Name:	Terry W. Carter
Title:	President and Chief Executive Officer

Attest:

By:
Name:
Title:

[Signature Page to Warrant]

[Form of Notice of Exercise]

Date:

TO:	PostRock Energy Corporation

RE:	Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock:

☐	in cash

☐	by cashless exercise

☐	by offset to the undersigned’s Series A liquidation preference

A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock:

Aggregate Exercise Price:

Holder:

By:

Name:

Title:

[Form of Exercise Notice]

[Form of Forced Exercise Notice]

Date:

TO:	[Insert name of Warrantholder] (“Warrantholder”)

RE:	Forced Exercise of Warrant

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby delivers notice of a forced exercise of the Warrant for                     Shares. The undersigned represents and warrants to the Warrantholder that the Conditions to Forced Exercise (as defined in the Warrant) have been satisfied. The trading volume of the Common Stock during the twenty (20) trading days preceding the date of this Notice is                     . The undersigned shall notify the Warrantholder if at any time prior to the Warrantholder’s delivery of a Notice of Exericse (as defined in the Warrant) the Conditions to Forced Exercise cease to be met.

POSTROCK ENERGY CORPORATION

By:

Name:

Title:

[Form of Exercise Notice]

ANNEX C

AMENDMENT NO. 3 TO

FIRST AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 3, dated December 20, 2012 (this “Amendment”), to the First Amended and Restated Registration Rights Agreement dated as of August 8, 2011 (as amended from time to time, the “Agreement”), by and among PostRock Energy Corporation, a Delaware corporation (together with any successor entity thereto, the “Corporation”), White Deer Energy L.P., a Cayman Islands exempted limited partnership (“White Deer”), White Deer Energy TE L.P., a Cayman Islands exempted limited partnership (“White Deer TE”) and White Deer Energy FI L.P. a Cayman Islands exempted limited partnership (together with White Deer and White Deer TE, the “White Deer Stockholders”) and Constellation Energy Commodities Group, Inc., a Delaware corporation, is made by and among the Corporation and the White Deer Stockholders in accordance with Section 9(b) of the Agreement.

WHEREAS, pursuant to the Securities Purchase Agreement, dated as of the date hereof, by and among the Corporation and the White Deer Stockholders (the “December 2012 Purchase Agreement”) the Corporation issued and sold to the White Deer Stockholders and the White Deer Stockholders purchased from the Corporation 4,577,464 shares of Common Stock, 650 shares of Series A Shares and White Deer Warrants to purchase 4,577,464 shares of Common Stock; and

WHEREAS, to induce the White Deer Stockholders to enter into the December 2012 Purchase Agreement and to consummate the transactions contemplated therein, the Corporation agreed to provide the registration and other rights set forth in this Amendment for the benefit of the White Deer Stockholders.

NOW, THEREFORE, in consideration of the mutual terms, conditions and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Defined Terms. Except as otherwise defined herein, capitalized terms used herein will have the definitions ascribed to them in the Agreement.

2.	Definition Section. Section 1 of the Agreement is hereby amended to add the following definition: “December 2012 Purchase Agreement: The Securities Purchase Agreement by and among PostRock Energy Corporation, White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P., dated December 17, 2012.”.

3.	Registrable Securities Definition. The definition of “Registrable Securities” in Section 1 of the Agreement is hereby amended to add the following after the first word of such definition: “Series A Shares issued to the White Deer Stockholders pursuant to the December 2012 Purchase Agreement, shares of Common Stock issued to the White Deer Stockholders pursuant to the December 2012 Purchase Agreement, shares of Common Stock that may be issued to the White Deer Stockholders upon the exercise of the Warrants issued to such White Deer Stockholders pursuant to the December 2012 Purchase Agreement, the”.

4.	Miscellaneous. Except as expressly amended hereby, the Agreement shall remain unchanged, and the Agreement, as so amended, shall continue in full force and effect in accordance with its terms. For the avoidance of doubt, the provisions of Section 9 of the Agreement shall apply to this Amendment mutatis mutandis. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Executed signature pages to this Amendment may be delivered by PDF (Portable Document Format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

* * * * *

2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

THE COMPANY:

POSTROCK ENERGY CORPORATION

By:
Name:	Terry W. Carter
Title:	President and Chief Executive Officer

WHITE DEER STOCKHOLDERS:

WHITE DEER ENERGY L.P.

By:	Edelman & Guill Energy L.P., its general partner
By:	Edelman & Guill Energy Ltd., its general partner

By:
Name: Thomas J. Edelman
Title: Director

Address for Notice:

White Deer Energy L.P. 667 Madison Ave, 4th Floor New York, New York 10065 Attention: Thomas J. Edelman Facsimile: (212) 888-6877

and

White Deer Energy L.P. 700 Louisiana, Suite 4770 Houston, Texas 77002 Attention: James E. Saxton Facsimile: (713) 581-6901

WHITE DEER ENERGY TE L.P.

By:	Edelman & Guill Energy L.P., its general partner
By:	Edelman & Guill Energy Ltd., its general partner

By:
Name: Thomas J. Edelman
Title: Director

Address for Notice:

c/o White Deer Energy L.P. 667 Madison Ave, 4th Floor New York, New York 10065 Attention: Thomas J. Edelman Facsimile: (212) 888-6877

and

c/o White Deer Energy L.P. 700 Louisiana, Suite 4770 Houston, Texas 77002 Attention: James E. Saxton Facsimile: (713) 581-6901

WHITE DEER ENERGY FI L.P.

By:	Edelman & Guill Energy L.P., its general partner
By:	Edelman & Guill Energy Ltd., its general partner

By:
Name: Thomas J. Edelman
Title: Director

Address for Notice:

c/o White Deer Energy L.P. 667 Madison Ave, 4th Floor New York, New York 10065 Attention: Thomas J. Edelman Facsimile: (212) 888-6877

and

c/o White Deer Energy L.P. 700 Louisiana, Suite 4770 Houston, Texas 77002 Attention: James E. Saxton Facsimile: (713) 581-6901